EXHIBIT 10.8

November __. 2015

Entera Bio Ltd.

Kiryat Hadassah Minrav Building - Fifth Floor
POB 12117
Jerusalem, Israel

Reference is made to the Second Amendment to Series A Preferred Share Purchase Agreement, dated as of January 1, 2015 by and between the Company and Centillion Fund (“Centillion” and the “Second Amendment”, respectively). Any capitalized terms used but not defined herein shall have such meaning provided to them in the Second Amendment.

Following discussions between Centillion and the Company, and notwithstanding the fact that this notice is provided following October 1, 2015, Centillion hereby requests to extend the last date for the consummation of the second Milestone Event to October 1, 2017.

This letter shall be deemed an amendment pursuant to Section 10.4 of the Series A Preferred Share Purchase Agreement, dated as of January 29th, 2014 by and between the Company and Centillion (the “SPA”), to the last date in which this letter can be submitted pursuant to Schedule 1.2(a) of the SPA (as was amended by the Second Amendment) to be November __ 2015.

CENTILLION FUND

By: /s/ Sean Ellis

Name: Sean Ellis

Title: __________

Agreed and accepted:

ENTERA BIO LTD.

By: /s/ Phillip Schwartz

Name: Phillip Schwartz

Title: _CEO_________